                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-91048 of PG&E Gas Transmission, Northwest Corporation on Form S-3 of our report dated January 18, 2000, appearing in this Annual Report on Form 10-K of PG&E Gas Transmission, Northwest Corporation for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP
---------------------------
DELOITTE & TOUCHE LLP

Portland, Oregon
March 20, 2000